                                                                   Exhibit 10.91


  English Translated Summary of Purchase Agreement for Domilens share capital effective January 3, 2003

                   Negotiated in Pinneberg on January 22, 2003

The undersigned individual parties personally known and appearing before me, Axel Mallick, Notary Public, having a principal place of business in Pinneberg, Germany having requested notarizing of the following agreement:

        1. Herr Guenther Roepstorff, born August 05, 1945, Merchant, residence of Achtern Felln 20, 25474 Hasloh, Germany.

        2. Herr Dr. Volker D. Anhaeusser, born August 28, 1955, Attorney at Law, principle place of business Kriegsstr. 85, 76133 Karlsruhe, Germany, acting as trustee for STAAR Surgical AG, Hauptstr. 104,
        2560 Nidau, Switzerland.

                 AGREEMENT OF THE ASSIGNMENT OF SHARE CAPITAL OF
                DOMILENS VERTRIEB FUER MEDIZINISCHE PRODUKTE GmbH
                  PRINCIPAL PLACE OF BUSINESS HAMBURG, GERMANY

PREAMBLE

We are the sole and only shareholders of Domilens Vertrieb fuer medizinische Produkte GmbH, registered at the Court of Registration of the Municipal Court of Hamburg, Germany, under section B register number 38182. The share capital is Deutsche Mark 1.0 million par value.

Guenther Roepstorff holds in ownership one share capital in the amount of Deutsche Mark 200,000 par value. Volker D. Anhaeusser holds in ownership in his capacity as trustee of STAAR Surgical AG, Nidau, Switzerland two separate units of share capital, one in the amount of Deutsche Mark 600,000 and one in the amount of the Deutsche Mark 200,000 par value.

Guenther Roepstorff owes to the company by January 03, 2003 (euro) 989,145.62, as defined in Exhibit 1 to this Agreement. The debt and accrued interest is over due.

On the other hand, Domilens owes to Guenther Roepstorff the payout of bonus payments for the years 2001 and 2002 in the amount of (euro) 38,858.18 (2001) and approx. (euro) 51,700 (2002), totaling (euro) 90,558.18. The parties hereby agree that Mr. Roepstorff offset his before mentioned claims against Domilens GmbH against the debts he owes to Domilens. By executing the offset agreement, Guenther Roepstorff's debts are considered to be reduced by this amount.

Guenther Roepstorff has decided to sell his interest in Domilens to fulfill his financial obligations towards the Company. The parties are aware that Mr. Roepstorff will not be able to sell his minority interest in the Company of only 20 per cent on the free market, therefore Dr. Volker D. Anhaeusser, acting in his capacity as trustee of STAAR Surgical AG, Switzerland, has decided to accept the offer of Mr. Roepstorff to sell his remaining 20 per cent interest in DOMILENS GmbH on behalf of STAAR Surgical AG.

I.      ASSIGNMENT OF SHARE CAPITAL BY GUENTHER ROEPSTORFF

GUENTHER ROEPSTORFF hereby assigns his share capital in the amount of Deutsche Mark 200.000 par value to VOLKER D. ANHAEUSSER.

VOLKER D. ANHAEUSSER accepts the assignment in his capacity as the trustee of STAAR Surgical AG.

According to Section 6 of the bylaws of the Company the assignment of share capital or parts hereof requires prior consent of the majority of the shareholders (the total share capital of the Company).

The assignment of the share capital is considered to be executed by January 03, 2003.

GUENTHER ROEPSTORFF and VOLKER D. ANHAEUSSER are the only shareholders of the Company. They hereby agree and confirm by signing this agreement prior consent of all shareholders for the assignment of the share capital.

GUENTHER ROEPSTORFF in his capacity as the managing director of Domilens GmbH acknowledges on behalf of the Company by signing this agreement that he has been notified about the purchase and transfer of the share capital in the amount of Deutsche Mark 200,000 par value through assignment by and to VOLKER D. ANHAEUSSER.

II.     PURCHASE AGREEMENT

Mr. Guenther Roepstorff, thereafter called the Seller, sells his share capital of par value DM 200,000, including all appertaining rights to future profits and other ancillary rights effective as of January 03, 2003.

The economic transitional key date is January 03, 2002.

PURCHASE PRICE

The purchase price is (euro) 900.000. The parties have agreed and determined that the before mentioned purchase price is a fair and reasonable price for the minority interest of only 20% in Domilens. They estimated the value of the company under respect of the financial performance of the Company in the fiscal years 2000, 2001 and 2002. The valuation of this company has been approved by an independent CPA that determined the value of a unit of 20 % to be at least the before mentioned price. The valuation of the Company has been made under respect of the criteria shown in the valuation memo, attached as Exhibit 2 of this agreement.

The Buyer in his capacity as the trustee for STAAR AG will grant an exemption from all debts due to the Company that are set forth in Exhibit 1 of this agreement. The parties assume and take into consideration that Mr. Roepstorff can immediately offset his bonus payment claims against the claims of Domilens GmbH against him so he has to pay back debts in the amount of (euro) 898,587.44. Therefore the Buyer has actually to exempt Guenther Roepstorff from debts due in the amount of (euro) 898,587.44 under respect of the offset as described in
Exhibit 2.

In addition the seller Guenther Roepstorff has agreed to surrender all STAAR Surgical stock options that were granted to him by STAAR SURGICAL Inc., Monrovia, CA. Guenther Roepstorff has received 75,000 stock options. He has received 50,000 options at a strike price of US$11.25, expiring on July 2, 2005 and 25,000 options at a strike price of US$10.63 expiring on June 15, 2009. Instead of transferring ownership to the Buyer, Dr. Volker D. Anhaeusser in his capacity as trustee for STAAR Surgical AG, Nidau, CH, the Buyer, instructs Guenther Roepstorff to directly surrender said stock options to the issuer STAAR Surgical Inc., Monrovia, CA, USA upon the signing of this agreement. The clearing and offset agreement is set forth in Exhibit 2 of this agreement.

Except what the parties have otherwise agreed to in this agreement, there will be no obligation to contribute cash payments from the Buyer to the Seller. As set forth above it is mandatory that the purchase price will be performed by the Buyer paying off the debts due to the Company that are shown in Exhibit 1 of this agreement. STAAR AG will fulfill the seller's debts that are due to the Company and set forth in Exhibit 1 to this agreement.

This clearing agreement is mutually regarded as made on account of performance.

WARRANTIES AND REPRESENTATIONS OF THE SELLER

The Seller represents and warrants as follows:

(1) The nominal share capital has been paid completely. The Seller did not take any action that could be qualified as a repayment of share capital. The share capital is not encumbered with any rights of a third party.

(2) The annual financial statements for 2000 and 2001 are set up completely in accordance with all applicable (international) accounting standards. The continuity of the balance is by all means preserved and guaranteed. Such financial statements reflect the actual and true financial conditions, the current financial situation of the company as well as the profit situation.

Depreciation, devaluations, valuation adjustments as well as reserves, especially for taxes, have been made in a sufficient amount.

(3) The Seller has not entered into any agreement between him and the company, including but not limited to such agreements that affect the shareholder situation, except for the employment agreement as the managing director of the Company.

The Seller also confirms that he did not conclude or enter into any agreements such as co-operation agreements and joint venture agreements with third parties, unless such agreements have explicitly been reported to and agreed by the buyer.

(4)     There are no letters of support in favor of any third party.

(5) There are no pending business matters where exceptional and particular risks may occur. The seller guarantees that he has no knowledge and also is not aware of any circumstances that might conceal the risk of affecting the intrinsic value or the earnings power of the Company permanently.

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(6)     To cover the performance of all financial obligations towards third parties sufficient accrued reserves have been set aside. Therefore is secured, that the reserves are sufficient to cover the performance of the existing and the to be expected obligations of the Company.

(7) The Company is not involved of in any lawsuit or legal dispute. The Seller guarantees that the Company will not be involved in any future lawsuit or legal dispute.

(8)     All existing tax obligations are completely paid off.

III. THE EMPLOYMENT AGREEMENT OF THE SELLER AS THE MANAGING DIRECTOR OF THE COMPANY

The current employment agreement of the Seller will basically be continued at the same financial conditions, however some of the terms and conditions that are important to the Buyer will be changed, as shown in Exhibit 3 attached to this agreement.

It was important and essential to the Buyer for the determination of the purchase price that also in the future a trustworthy cooperation between the parties of this agreement and the Company be secured. In particular, the Seller guarantees unreservedly that he does accept the policy of the current management, that generally and in principal no loans will be contributed to executives and the Board. Therefore, the Seller agrees personally as well as in his capacity as managing director of DOMILENS GmbH that in case he breaches this provision he will have to pay back immediately any and all moneys he may have taken from the accounts of the Company to the Company, and in addition he has to pay to STAAR Surgical AG as a penalty 50% of the moneys he may have taken unilaterally from the Company. The Seller is aware and agrees that taking any kind of money from the Company would also be a cause to immediately terminate his employment agreement. It was also equally important to the Buyer and accepted from the Seller that in the event the relationship between the Company and the Seller comes to an end an adequate successor as managing director will be available. Therefore the Seller guarantees that he will inform the shareholder immediately if he has decided to resign as managing director of the Company. In addition, he agrees that in all cases of termination as well as in case of his stepping back as managing director of the Company as well as if he will be removed from the managing board of the Company he will train his successor(s) ahead of time of the termination of his relationship as a managing director of the Company. Such terms already have been subject of the previous agreements with which the buyer bought the first units of the share capital from the Seller and third party. To emphasize the importance of this term, the parties have included this term as a reminder of this already existing obligation. For clarification, the parties of this agreement confirm that they have no intention of changing the content of the previous before mentioned agreement in the sense to limit the existing rights of the buyer. The current agreement shall by all means have no influence on any previous agreement.

IV.     NON-COMPETITION AGREEMENT

(1) The Seller will neither directly nor indirectly compete with the Buyer, the Company (Domilens Vertrieb fuer medizinische Produkte GmbH, Hamburg, Germany) or any legal entity that is connected to the Company or the cestui que trust (a person for whom another is trustee) or its shareholder (STAAR Surgical AG, Nidau, Switzerland; STAAR Surgical Inc., Monrovia, CA, USA) for a period of ten years from the date of this agreement. The obligation not to compete is limited to such business purposes that are pursued by any of the before mentioned Companies.

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(2)     The parties of this agreement unanimously agree, that the restrictions to compete as set forth in the Non-Competition Agreement were essential for the Buyer to enter into this agreement. In addition, the parties agree that the non-competition agreement was also an essential factor for the assessment of the purchase price.

V.      COSTS AND EXPENSES

The costs for the notarizing this agreement will be solely covered by the Seller. Costs relating to the valuation of the Company will be borne by the Seller and the beneficiary Buyer, on an equal basis. All other costs, such as attorney's fees, will be born by each party.

VI.     PURCHASE THROUGH A TRUSTEE

(1) Both parties are aware and agree that the share capital of the seller will be purchased by Dr. Volker D. Anhaeusser, a Director of STAAR Surgical Inc., Monrovia, CA, U.S.A. resident of Karlsruhe, Germany, in his capacity as trustee of STAAR Surgical AG, Nidau, Switzerland.

(2) The parties furthermore agree, although the purchase agreement is concluded between the trustee and the seller, to treat each other in the same way as if STAAR Surgical AG, Nidau, Switzerland, would be the direct contractual partner.

VII.    JURISDICTION AND GOVERNING LAW

All disputes arising out of or in connection with this Agreement, as well as from all existing or futures side - and additional agreements, including any question regarding its existence, validity or termination shall be finally settled by a court of arbitration, ruling through three (3) arbitrators. The parties have entered into an arbitration Agreement in a separate document.

This agreement shall be construed and interpreted as in accordance with the law of Germany. The application of the UN Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

VIII.   LIMITATION OF ACTIONS

The parties agree a uniform limitation period of four years for all claims resulting from the contractual relationship between the parties of this agreement.

IX.     WRITTEN FORM

Changes and any complementing to this agreement require written form in order to be legally effective. Written form is also mandatory if the parties intend to change the written form clause.

X.      ESCAPE CLAUSE

(1) If any of the provisions of this Agreement are or become legally unenforceable, as well as any and all changes and any and all supplements of this Agreement that shall be made in the

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future might become legally unenforceable and/or null and void shall not affect the validity of the remainder of the provisions of this Agreement. The same rule applies if the agreement has a gap in the provisions.

(2) Rather any such unenforceable and/or invalid provision shall be replaced by a legally valid provision that reflects the economic effect of the invalid provision as much as possible.

(3) The same rule also applies if a provision is unenforceable or invalid based on a measure of performance or the time (deadline) specified in the Agreement. In this case, the legally permissible measure of performance or time (deadline) is regarded to be implied as the valid provision.

(4) The parties are obliged to formally agree in writing to a modified or supplemented provision that is in accordance with the before mentioned section 1 to 3 of this clause.

(5) The validity of this purchase agreement is subject of board approval of the Board of the buyer's Company

The foregoing has been read to and approved by the parties present.

This document signed by the parties of the agreement as well as by the notary public as follows:


By:    /s/ Guenther Roepstorff       By:    /s/ Volker D. Anhaeusser
    ------------------------------       ------------------------------
         Guenther Roepstorff                  Volker D. Anhaeusser
          Achtern Felln 20                  Director, STAAR Surgical
            25474 Hasloh                          Company AG


By:       /s/ Axel Mallick
    ------------------------------
            Axel Mallick
             Pinneberg

754/97
                                              Nr. 174 der Urkundenrolle fur 2003

                               V e r h a n d e l t

                                  zu Pinneberg

                              am 11. Dezember 2001

                         Vor mir, dem amtierenden Notar

                               AXEL M A L L I C K

                          mit dem Amtssitz in Pinneberg

erschien heute, von Person bekannt:

1. Herr Gunther Roepstorff, geboren am 05.08.1945 wohnhaft: Achtern Felln 20, 25474 Hasloh handelnd fur sich und aufgrund nachzureichender Genehmigung zugleich fur:

2. Herrn Dr. Volker D. Anhausser, geboren am 28.08.1955, Rechtsanwalt, geschaftsansassig: Kriegsstrabe 85, 76133 Karlsruhe, dieser handelnd fur sich selbst, jedoch in Ansehung seiner Treuhandstellung fur die STAAR Surgical AG, Hauptstr. 104,2560 Nidau, Schweiz.

        Die Erschienenen baten den Notar um Beurkundung des nachstehenden

        Vertrages uber die Abtretung und den Erwerb eines Geschaftsanteils der
                Domilens Vertrieb fur medizinische Produkte GmbH
                             mit dem Sitz in Hamburg

                                   -Seite 2-

                                    PRAAMBEL

Wir sind die alleinigen Gesellschafter der im Handelsregister des Amtsgerichts Hamburg in Abteilung B unter der Nummer 38 182 eingetragenen Domilens Vertrieb fur medizinische Produkte GmbH. Das Stammkapital der Gesellschaft betragt DM 1.000.000.

Der Erschienene zu 1 ist mit einer Stammeinlage von DM 200.000 und der Erschienene zu 2 mit zwei Stammeinlagen von DM 600.000 und DM 200.000 beteiligt.

Der Erschienene Ziffer 1 schuldet der Gesellschaft zum Stichtag 31.10.2002 einen Betrag in Hohe von (euro) 989,145.62. Die Einzelbetrage, die diese Schuldsumme ergeben sich aus der

                                   -ANLAGE 1-

zu dieser Vereinbarung.

Die vorgenannte Schuldsumme einschlieblich der aufgelaufenen Schuldzinsen ist schon langst zur Zahlung fallig.

Andererseits schuldet Domilens Gunther Roepstorff die Auszahlung der Tantieme fur die Jahre 2001 und 2002 in Hohe von (euro) 38,858.18 (2001) und etwa (euro) 51.700,00 (2002). Dies ergibt in Summe (euro) 95.558,18. Die Parteien sind sich daruber einig, dass Herr Gunther Roepstorff mit den vorgenannten Anspruchen gegen Anspruche der Domilens gegen ihn aus Darlehen in der genannten Hohe von Euro 95.558,18 die Aufrechnung erklart. Mit der wirksam erklarten Aufrechnung erloschen demgemass die Darlehensanspruche der Domilens GmbH in dieser Hohe.


Der Erschienene zu 1 ist jedoch nicht in der Lage, seinen
Zahlungsverpflichtungen gegenuber der Gesellschaft nachzukommen.

Er hat sich deshalb entschlossen, um seine Zahlungsverpflichtungen gegenuber der Gesellschaft erfullen zu konnen, den von ihm gehaltenen Geschaftsanteil an der vorgenannten Gesellschaft an den Erschienen Ziffer 2, der als Treuhander fur die STAAR Surgical AG, Nidau, Schweiz, handelt, zu verkaufen. Die Parteien sind sich daruber im klaren, dass Herr Roepstorff seinen Minderheits-Geschaftsanteil von nur 20 % auf dem freien Markt nicht verkaufen kann, selbst wenn der andere Gesellschafter, Dr. Anhausser, einem Verkauf an einen Dritten zustimmen wurde. Dr. Anhausser hat zwar - in seiner Eigenschaft als Treuhander der STAAR Surgical AG - grundsatzliches Interesse gezeigt, den Geschaftsanteil zu erwerben, jedoch wollte er zum gegenwartigen Zeitpunkt einem Erwerb nicht naher treten. Auf der anderen Seite hat Herr Roepstorff ein starkes Interesse zum Ausdruck gebracht, seine finanziellen Verhaltnisse jetzt so schnell als moglich zu bereinigen. In Anbetracht der Tatsache, dass Herr Roepstorff das Unternehmen hinsichtlich des Verkaufs gut gefuhrt hat, hat Herr Dr. Anhausser in seiner Eigenschaft als Treuhander der STAAR Surgical AG seinen Willen zum Ausdruck gebracht, dass er Herrn Roepstorff so gut als moglich unterstutzen will.

                                   -Seite 3-

Herr Dr. Anhausser hat sich deshalb in seiner Eigenschaft als Treuhander der STAAR Surgical AG entschlossen, das Angebot von Herrn Roepstorff, den ihm verbliebenen Geschaftsanteil von 20 % des Stammkapitals zu kaufen anzunehmen.

                                       I.
           ABTRETUNG DES GESCHAFTSANTEILS DURCH DEN ERSCHIENENEN ZU 1

Der Erschienene zu 1 tritt seinen Geschaftsanteil im Nennbetrag von DM 200.000 hiermit an den Erschienenen zu 2 ab.

Der Erschienene zu 2 nimmt diese Abtretung an. Er handelt auch insoweit als Treuhander der STAAR Surgical AG, Nidau, Schweiz.

Nach Section 6 Abs. 1 der Satzung der Gesellschaft bedarf die Abtretung von Geschaftsanteilen oder Teilen hiervon der vorherigen schriftlichen Einwilligung der Mehrheit der Kapitalanteile.

Die Abtretung des Geschaftsanteils erfolgt mit Wirkung zum 03. Januar 2003.

Die Erschienenen sind die alleinigen Gesellschafter der Gesellschaft. Sie erteilen durch Unterzeichnung dieser Urkunde die Einwilligung zur Abtretung des vorgenannten Geschaftsanteils an den Erschienenen zu 2.

Der Erschienene zu 1, Gunther Roepstorff , nimmt in seiner Eigenschaft als Geschaftsfuhrer der Domilens GmbH fur die Gesellschaft von dem Ubergang bzw. der Abtretung des Geschaftsanteils in Hohe von DM 200.000 Kenntnis und erklart mit Unterzeichnung der vorliegenden Urkunde zugleich, dass ihm hierdurch der Erwerb des Geschaftsanteils durch den Erschienenen zu 2, Dr. Volker D. Anhausser, unter Nachweis des Ubergangs angemeldet worden ist.

Der amtierende Notar wird ermachtigt, von dieser Verhandlung teilweise, nur diese Abtretung enthaltende Ausfertigungen und beglaubigte Ablichtungen zu erteilen.

                                       II.
                                   KAUFVERTRAG

Herr Gunther Roepstorff, nachfolgend Verkaufer genannt, verkauft Herrn Dr. Volker D. Anhausser, nachfolgend Kaufer genannt, seinen Geschaftsanteil im Nennbetrag von DM 200.000 mit allen dazugehorenden Gewinnanspruchen und sonstigen Nebenrechten mit Wirkung zum 03.01.2003.

                                   -Seite 4-

Wirtschaftlicher Ubergangsstichtag fur den im vorstehenden Absatz bezeichneten Geschaftsanteil ist der 03.01.2003.

                                   KAUFPREIS

Der Kaufpreis betragt (euro) 900.000. Die Parteien sind sich daruber einig und haben bestimmt, dass der genannte Kaufpreis ein fairer und angemessener Preis fur die Minderheitsanteile von 20 % an der Domilens ist. Diese Bewertung wurde unter Berucksichtigung der finanziellen Performance der Gesellschaft in den Jahren 2000, 2001 und 2002 bestimmt. Diese Bewertung der Gesellschaftsanteile wurde auch von einem unabhangigen Wirtschaftsprufer bestatigt. Er hielt diesen Preis als Mindestpreis fur diesen 20 %igen Geschaftsanteil fur gerechtfertigt. Die Bewertung der Gesellschaftsanteile wurde anhand der Kriterien vorgenommen, die aus dem Bewertungsgutachten ersichtlich sind, das diesem Vertrag als

                                    ANLAGE 2

beigeschlossen ist.

Der Kaufer, der Erschienene zu 2, der als Treuhander fur die STAAR AG, Nidau, Schweiz, handelt, verpflichtet sich als Treuhander fur die STAAR AG, Nidau, Schweiz, dafur Sorge zu tragen, dass die STAAR AG, Nidau den Verkaufer, den Erschienen Ziff. 1, Gunter Roepstorff, von den in Anlage 1 bezeichneten Verbindlichkeiten in der sich daraus ergebenden Hohe freizustellen. Die Parteien nehmen an und haben in Betracht gezogen und berucksichtigt, dass die Domilens GmbH bzw. Gunther Roepstorff sofort mit den Anspruchen des Gunther Roepstorff auf Tantiemezahlung gegen die Anspruche der Domilens GmbH aus Darlehen aufrechen kann. Nach erfolgter Aufrechnung verbleiben daher noch Verbindlichkeiten des Herrn Roepstorff gegenuber der Domilens GmbH in Hohe von Euro 898,587.44. Der Kaufer muss demgemass Gunther Roepstorff von Verbindlichkeiten in Hohe von
(euro) Euro 898,587.44 44 freistellen.

Der Verkaufer hat zusatzlich zugestimmt, alle ihm von der STAAR Surgical Inc. ubergebenen Aktienoptionen dieser Gesellschaft an STAAR Surgical zuruckzugeben. Hierum wurde er vom Kaufer, der als Treuhander der STAAR Surgical AG handelt, gebeten. Dem Verkaufer wurden 75.000 Stuck Optionen gewahrt. Dies waren 50.000 Optionen zu einem Ausubungspreis von US$ 11.25, die bis zum 2. Juli 2005 ausgeubt werden mussen. Auberdem 25.000 Optionen zu einem Ausubungspreis von US$ 10.63, die bis zum 15. Juni 2009 ausgeubt werden konnen. Diese werden von ihm im Zeitpunkt der Unterzeichnung dieser Vereinbarung an die Herausgeberin der Optionen zuruckgegeben.

                                   -Seite 5-

Die Verrechnungsvereinbarung ist im einzelnen in der

                                    ANLAGE 3

zu dieser Vereinbarung geregelt.

Soweit die Parteien nichts anderes vereinbart haben muss der Kaufer an den Verkaufer keine Geldzahlungen leisten. Wie oben geregelt ist es zwingend, dass der Kaufpreis vom Kaufer dadurch geleistet wird, dass er die Schulden des Verkaufers, dies sich aus der Anlage 1 ergeben, gegenuber der Gesellschaft Domilens GmbH tilgt. Die Tilgungsleistungen werden anstelle vom Kaufer ausschlieblich von der STAAR Surgical AG erbracht, da der Kaufer ausschlieblich als Treuhander dieser Gesellschaft handelt. Demgemass erfullt nur die STAAR Surgical AG die Schulden des Verkaufers gegenuber der Domilens GmbH, soweit sie sich aus der Anlage 1 zu dieser Vereinbarung ergeben.

Der Vereinbarung erfolgt in allseitiger Zustimmung erfullungshalber.

                               VERKAUFERGARANTIEN

Der Verkaufer gewahrleistet dem Kaufer was folgt:

(1)
Das Stammkapital ist voll eingezahlt. Ruckzahlungen aus dem zur Erhaltung des Stammkapitals erforderlichen Vermogen sind nicht erfolgt. Die Geschaftsanteile sind nicht mit Rechten Dritter belastet.

(2)
Die Jahresabschlusse 2000 und 2001 sind nach den Grundsatzen der ordnungsgemaben Buchfuhrung und unter Wahrung der Bilanzkontinuitat erstellt. Sie geben die tatsachlichen Verhaltnisse des Unternehmens hinsichtlich Vermogens- Finanz- und Ertragslage wieder. Abschreibungen, Abwertungen, soweit vorgenommen, Wertberichtigungen und Ruckstellungen, insbesondere fur Steuern, wurden in ausreichender Hohe vorgenommen.

(3)
Der Verkaufer hat uber den Anstellungsvertrag als Geschaftsfuhrer hinaus keine Vertrage zwischen ihm und der Gesellschaft abgeschlossen, auch nicht solche, die das Gesellschaftsverhaltnis beruhren.

Ebenso wenig wurden seit dem ersten Anteilserwerb des Kaufers keine Vertrage uber Kooperationen bzw. Joint Venture - Vertrage u.a. abgeschlossen uber die der Kaufer nicht ausdrucklich hingewiesen worden ist.

                                   -Seite 6-

(4)
Patronatserklarungen zugunsten Dritter gibt es nicht.

(5)
Es schweben keine Geschafte, die mit aubergewohnlichen Risiken behaftet sind. Dem Verkaufer sind auch keine sonstigen Umstande bekannt, die die Gefahr einer nachhaltigen Beeintrachtigung des Substanzwertes oder der Ertragsfahigkeit der Gesellschaft in sich bergen.

(6)
Soweit die Gesellschaft Verbindlichkeiten gegenuber Dritten hat, wurden fur diese Verbindlichkeiten Ruckstellungen in ausreichender Hohe gebildet, so dass sicher ist, dass die Ruckstellungen ausreichen, um letztendlich die vorhandenen und zu erwartenden Verbindlichkeiten auszugleichen.

(7)
Die Gesellschaft ist weder an einem Rechtsstreit oder Verwaltungsverfahren beteiligt noch droht ein Rechtsstreit oder ein Verwaltungsverfahren.

(8)
Alle bekannten Steuerverbindlichkeiten sind vollstandig bezahlt.

                                      III.
                   GESCHAFTSFUHRERDIENSTVERTRAG DES VERKAUFERS

Der derzeitige Dienstvertrag des Verkaufers wird im Wesentlichen zu gleichen finanziellen Bedingungen fortgesetzt, jedoch in seiner Ausgestaltung im ubrigen, wie aus der

                                   -ANLAGE 4-

ersichtlich geandert.

Fur den Kaufentschluss der Kauferin und fur die Bemessung des Kaufpreises war es von erheblicher Bedeutung und auch wesentlich, dass die kunftige vertrauensvolle Zusammenarbeit mit dem Verkaufer auch zukunftig gesichert ist. Insbesondere garantiert der Verkaufer uneingeschrankt und bedingungslos die Geschaftspolitik des derzeitigen Managements der US amerikanischen Muttergesellschaft der STAAR Surgical AG, Nidau, CH, der STAAR Surgical Inc., Monrovia, CA, USA, wonach generell und im besonderen den leitenden Mitarbeitern des Konzerns sowie den Mitgliedern der jeweiligen Board of Directors keine Darlehen gewahrt werden. Daher verpflichtet sich der Verkaufer personlich und in seiner Eigenschaft als Geschaftsfuhrer der DOMILENS GmbH, dass er im Falle eines Verstobes gegen dieses Prinzip der Geschaftspolitik den dadurch erlangten Betrag sofort an die DOMILENS GmbH zuruckzuzahlen hat. Zusatzlich verpflichtet er sich fur jeden Fall der Zuwiderhandlung zur Zahlung einer Vertragsstrafe an die STAAR Surgical AG in Hohe von 50 % des unberechtigt genommenen Geldes.

                                   -Seite 7-

Der Verkaufer ist sich daruber im Klaren, dass ein solcher VerstoB gleichzeitig auch fristloser Kundigungsgrund hinsichtlich des Geschaftsfuhrerdienstvertrages ist. Es ist fur den Kaufer gleichsam wichtig und deshalb Geschaftsgrundlage dieser Vereinbarung, dass die Geschaftsfuhrernachfolge gesichert wird und im Zeitpunkt seines Ausscheidens ein adaquater Nachfolger zur Verfugung steht. Aufgrund letzterem wird vom Verkaufer zugesichert, dass er seines Absicht, aus dem Unternehmen auszuscheiden so rechtzeitig bekannt gibt, dass ein geeigneter Nachfolger gesucht werden kann. Zusatzlich verpflichtet er sich, in allen Fallen der Beendigung der Vertragsbeziehung einschlieblich im Falle seines Rucktritts, seinen
Nachfolger einzuarbeiten. Dies gilt auch im Falle der Beendigung der Vertragsbeziehung aus wichtigem Grund.
Solche Bedingungen waren schon Gegenstand der fruheren Vereinbarung, mit der der Kaufer vom Verkaufer und einem Dritten die ubrigen (ersten) Geschaftsanteile an der Domilens GmbH erworben hatte. Um die Wichtigkeit dieser Vertragsklausel in besonderer Weise zu betonen, haben die Parteien diese Vertragsklausel auch an dieser Stelle noch einmal in das Vertragswerk aufgenommen, um dadurch noch einmal ausdrucklich auf die insoweit schon bestehende Verpflichtung des Verkaufers hinzuweisen. Die Parteien bestatigen hierdurch zur Klarstellung noch einmal ausdrucklich, dass keine Absicht besteht, mit der vorliegenden Vereinbarung die alte Vereinbarung in irgend einer Weise inhaltlich zu verschlechtern. Die heutige Vereinbarung hat daher keinerlei Einfluss auf irgendeine fruhere Vereinbarung.

                                       IV.
                               WETTBEWERBSREGELUNG

(1)
Der Verkaufer wird weder unmittelbar noch mittelbar mit dem Kaufer, der Gesellschaft (Domilens Vertrieb fur Medizinische Produkte GmbH, Hamburg) oder einem mit einem von diesen verbundenen Unternehmen ( STAAR Surgical AG, Nidau, Schweiz, STAAR Surgical Inc., Monrovia, CA, USA) fur die Dauer von 10 Jahren vom Tag des Vertragsschlusses an gerechnet in Wettbewerb treten. Dieses Wettbewerbsverbot beschrankt sich auf den Tatigkeitsbereich der Gesellschaft.

(2)
Zwischen den Parteien besteht Einigkeit daruber, dass die wettbewerblichen Restriktionen eine wesentliche Uberlegung fur den Kaufer waren, diesen Vertrag abzuschlieben. Daruber hinaus besteht Einigkeit daruber, dass dieser
Umstand fur die Bemessung der Kaufpreises von erheblicher Bedeutung war.

                                       V.
                                 VERTRAGSKOSTEN

Die Notarkosten fur die Beurkundung dieses Vertrages tragen die Beteiligten je zur Halfte. Die Kosten fur die Bewertung der Gesellschaft werden von dem Verkaufer getragen. Alle anderen Kosten, wie z.B. ihre Beratungskosten, behalt jede Partei auf sich.

                                   -Seite 8-

                                       VI.
                             ERWERB DURCH TREUHANDER

(1)
Beide Parteien sind sich daruber einig, dass die Geschaftsanteile durch Herrn Dr. Volker D. Anhausser, Karlsruhe als Treuhander fur die STAAR Surgical AG, Nidau, Schweiz, erworben werden.

(2)
Es besteht weiter Einigkeit daruber, dass sich die Vertragspartner auch wenn der Kauf durch den Treuhander erfolgt, sie sich wechselseitig so behandeln, als ware die STAAR Surgical AG, Nidau, Schweiz der unmittelbare Vertragspartner.

                                      VII.
                          GERICHTSSTAND UND RECHTSWAHL

Alle Streitigkeiten aus und in Verbindung mit diesem Vertragsverhaltnis sowie aus allen gegenwartigen und zukunftigen Neben- und Zusatzvereinbarungen einschlieblich solcher Fragestellungen, die die Existenz, die
Werthaltigkeit sowie die Beendigung der Domilens Gesellschaft betreffen werden abschliebend durch ein Schiedsgericht entschieden, das durch drei Richter entscheidet. Die Parteien haben zu diesem Zweck in separater Urkunde eine Schiedsgerichtsvereinbarung geschlossen. Uber samtliche Rechtsstreitigkeiten aus diesem Vertrag und aus samtlichen bestehenden und zukunftigen Neben- und Zusatzvereinbarungen entscheidet unter Ausschluss des ordentlichen Rechtsweges ein Schiedsgericht nach Mabgabe des in gesonderter Urkunde abgeschlossenen Schiedsvertrages.

Diese Vereinbarung unterliegt dem Recht der Bundesrepublik Deutschland. Die UN Convention uber den internationalen Warenkauf vom 11. April 1980 findet vorliegend keine Anwendung.

                                      VIII.
                                   VERJAHRUNG

Die Parteien vereinbaren eine einheitliche Verjahrungsfrist von 4 Jahren fur alle Anspruche aus dem vorliegenden Vertragsverhaltnis.

                                       IX.
                                   SCHRIFTFORM

Anderungen und Erganzungen dieses Vertrages bedurfen der Schriftform, soweit nicht von Gesetzes wegen notarielle Form erforderlich ist. Dies gilt auch fur eine Abanderung dieser Schriftformklausel. Die Schriftformklausel soll nicht formlos, insbesondere nicht mundlich abbedungen werden konnen.

                                   -Seite 9-

                                       X.
                              SALVATORISCHE KLAUSEL

(1)
Sollten Bestimmungen dieses Vertrags oder eine kunftig in ihn aufgenommene Bestimmung ganz oder teilweise nicht rechtswirksam oder nicht durchfuhrbar sein oder ihre Rechtswirksamkeit oder Durchfuhrbarkeit spater verlieren, so soll hierdurch die Gultigkeit der ubrigen Bestimmungen nicht beruhrt werden. Das gleiche gilt, soweit sich herausstellen sollte, dass der Vertrag eine Regelungslucke enthalt.

(2)
Anstelle der unwirksamen oder undurchfuhrbaren Bestimmung oder zur Ausfullung der Lucke soll eine angemessene Regelung gelten, die, soweit rechtlich moglich, dem am nachsten kommt, was die Parteien gewollt haben, oder nach Sinn und Zweck des Vertrags gewollt haben wurden, sofern sie bei Abschluss des Vertrags oder bei spaterer Aufnahme einer Bestimmung den Punkt bedacht hatten.


(3)
Das gleiche gilt auch, wenn die Unwirksamkeit einer Bestimmung etwa auf einem, in dem Vertrag vorgeschriebenen MaB der Leistung oder Zeit (Frist oder
Termin) beruht; es soll dann ein dem gewollten moglichst nahekommendes rechtlich zulassiges Mab der Leistung oder Zeit (Frist oder Termin) gelten.

(4)
Die Parteien sind verpflichtet, dasjenige, was nach Abs. 1 - 3 Geltung hat, durch eine formliche Anderung oder Erganzung des Wortlauts des Vertrags in gehoriger Form festzuhalten.

Das Vorstehende wurde den Erschienenen vom Notar vorgelesen und von ihnen genehmigt. Diese Niederschrift wurde von den Erschienenen und dem Notar eigenhandig wie folgt unterzeichnet:

                         gez. Roepstorff
                L.S.     gez. Mallick, Notar